Exhibit 10.2

EXECUTION VERSION

SERIES I PREFERRED STOCK EXCHANGE AGREEMENT

This SERIES I PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is entered into as of February 25, 2016, by and among Rouse Properties, Inc., a Delaware corporation (the “Company”), and the parties listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Stockholders are collectively the owners of 19,387,625 shares of common stock of the Company, par value $0.01 (the “Contributed Shares”) as set forth on Exhibit A hereto;

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger with BSREP II Retail Pooling LLC (“Parent”), BSREP II Retail Holdings Corp. (“Acquisition Sub”) and, solely for purposes of Section 10.14 therein, the Guarantors (the “Merger Agreement”), pursuant to which, among other things, the Company will be merged with and into Acquisition Sub, with the Company continuing as the surviving corporation and a subsidiary of Parent (the “Merger”); and

WHEREAS, in connection with the approval by the board of directors of the Company (the “Company Board”) of the Merger Agreement and the transactions contemplated thereby, prior to the date of this Agreement, the Company Board approved the creation of a new class of Series I preferred stock of the Company, with the designation, rights and preferences as set forth on the Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation” and such Series I preferred stock, the “Series I Preferred Stock”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and prior to the consummation of the Merger, (i) the Stockholders desire to contribute to the Company the Contributed Shares in exchange for 19,387,625 shares of Series I Preferred Stock, in the aggregate, issued by the Company to the Stockholders and (ii) the Company desires to accept the Contributed Shares from the Stockholders and to issue such Series I Preferred Stock to the Stockholders on the terms and conditions herein; and

WHEREAS, the Stockholders and the Company intend that the Exchange will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 354 and 368 of the Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                      Contribution and Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, at the Exchange Time (as defined below):

(a)                                 the Stockholders shall contribute, assign, transfer and deliver to the Company the Contributed Shares, and shall execute all other documents and instruments reasonably necessary for the transfer of the Contributed Shares to the Company (the “Contribution”); and

(b)                                 as consideration for the Contribution, the Company shall issue (the “Issuance” and, together with the Contribution, the “Exchange”) to each Stockholder the number of shares of Series I Preferred Stock as set forth on Exhibit A hereto opposite such Stockholder’s name (the “Exchange Shares”) by delivery of a certificate issued in the name of such Stockholder and evidencing such Exchange Shares.

2.                                      Exchange Time.  The consummation of the Exchange contemplated hereby (the “Exchange Time”) shall take place at the Exchange Closing on the Exchange Closing Date.

3.                                      Conditions to the Exchange.

(a)                                 The obligations of the Company to consummate the Exchange contemplated hereby shall be subject to the satisfaction or waiver (where permissible under applicable Law) of the following conditions:

(i)                                     The representations and warranties of each Stockholder contained in Section 5 shall be true and correct in all material respects as of the Exchange Closing Date with the same force and effect as though made on and as of such date.

(ii)                                  Each covenant or agreement that each Stockholder is required to comply with or to perform at or prior to the Exchange Time shall have been complied with and performed in all material respects.

(iii)                               The Company shall have received a certificate executed by an authorized officer of each of the Stockholders confirming that the conditions set forth in clauses “(i)” and “(ii)” of this Section 3(a) have been duly satisfied.

(b)                                 The obligations of the Stockholders to consummate the Exchange contemplated hereby shall be subject to the satisfaction or waiver (where permissible under applicable Law) of the following conditions:

(i)                                     The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects as of the Exchange Closing Date with the same force and effect as though made on and as of such date.

(ii)                                  Each covenant or agreement the Company is required to comply with or to perform at or prior to the Exchange Time shall have been complied with and performed in all material respects.

(iii)                               The Stockholders shall have received a certificate executed by an executive officer of the Company confirming that the conditions set forth in clauses “(i)” and “(ii)” of this Section 3(b) have been duly satisfied.

4.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof to the Stockholders as follows:

(a)                                 Organization; Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.  The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect.  The Company is not in violation of its certificate of incorporation or bylaws.

(b)                                 Authorization.  The Company has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement, accept the Contributed Shares, issue the Exchange Shares and otherwise perform its obligations hereunder; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming the due execution of this Agreement by each of the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be subject to the Enforceability Limitations.

(c)                                  Non-Contravention.  The execution and delivery by the Company of the this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which the Company or any of its Subsidiaries is a party or by which their assets are bound or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the real property or other assets of the Company or any of its Subsidiaries, except with respect to clauses “(ii)” and “(iii)” above, for such violations, conflicts, defaults, terminations, amendments, accelerations or Liens that would not have a Company Material Adverse Effect.

(d)                                 Consents.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement by the Company.

(e)                                  Issuance of the Exchange Shares.  The Exchange Shares have been validly approved and established by the Company Board and no further authorization is required in order for the Company to consummate the transactions contemplated hereby, including the Issuance and the Exchange.  The Exchange Shares are duly authorized for issuance, upon delivery of the Exchange Shares as contemplated hereunder, will be validly issued, fully paid and non-assessable, free of restrictions on transfer other than those restrictions under this Agreement, and will not be issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights.

5.                                      Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants, severally and not jointly, as of the date hereof to the Company as follows:

(a)                                 Investment Representation.  Each Stockholder is an “accredited investor” under Regulation D of the Securities Act of 1933 and the rules promulgated thereunder (the “Securities Act”).  Each Stockholder is aware that the Exchange Shares have not been registered under the Securities Act, or qualified under any state securities Laws.  The Exchange Shares issuable to each Stockholder pursuant to this Agreement are being acquired for investment purposes only and not for sale or with a view to distribution of all or any part thereof in violation of the securities Laws.

(b)                                 Restricted Securities.  Each Stockholder is aware that there are limitations and restrictions on the circumstances under which each Stockholder may offer to sell, transfer or otherwise dispose of the Exchange Shares imposed by operation of applicable securities Laws.  Each Stockholder acknowledges that as a result of such limitations and restrictions, it might not be possible to liquidate an investment in the Exchange Shares readily and that it may be necessary to hold such investment for an indefinite period.

(c)                                  Authorization.  Each Stockholder has all requisite power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement, contribute the Contributed Shares, accept the Exchange Shares and otherwise perform its obligations hereunder; and the execution, delivery and performance by each Stockholder of this Agreement have been duly authorized by all requisite action on the part of each Stockholder.  This Agreement has been duly executed and delivered by each Stockholder and, assuming the due execution of this Agreement by the Company, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as may be subject to the Enforceability Limitations.

(d)                                 Non-Contravention.  The execution and delivery by each of the Stockholders of this Agreement, the performance by each of the Stockholders of its covenants and obligations hereunder and the consummation by each of the Stockholders of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of formation or limited liability company agreement or similar organizational documents of each of the Stockholders, (ii) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which each Stockholder or any of its respective Subsidiaries is a party or by which their assets are bound or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the real property or other assets of each of the Stockholders or any of its respective Subsidiaries, except with respect to clauses “(ii)” and “(iii)” above, for such violations, conflicts, defaults, terminations, amendments, accelerations, losses or Liens that would not, individually or in the aggregate, prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder.

(e)                                  Contributed Shares.  Subject to any Contributed Shares transferred pursuant to Section 6(b), the Contributed Shares set forth opposite each Stockholder’s name on Exhibit A hereto are owned beneficially by such Stockholder, free and clear of any Liens (including any restrictions on the right or power to vote, consent with respect to, or otherwise dispose of the Contributed Shares, other than pursuant to this Agreement and the Voting Agreement and the power, authority and discretion of the Stockholders of such Contributed Shares), except for any Liens that would not reasonably be expected, either individually or in the aggregate, to prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder.

6.                                      Restrictions on Transfer.

(a)                                 Other than as contemplated by this Agreement and the Transactions, each Stockholder agrees that such Stockholder shall not, during the period from and including the date of this Agreement through and including the earlier to occur of (i) the consummation of the Transactions and (ii) the termination of the Merger Agreement in accordance with its terms, Transfer, or cause or permit the Transfer of, any or all of such Stockholder’s Contributed Shares, or any voting rights with respect thereto.

(b)                                 The restrictions set forth in Section (6)(a) shall not apply to any Transfer of Contributed Shares that is approved in writing by the Company.

(c)                                  Each Stockholder agrees with, and covenants to, the Company that such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of such Stockholder’s Contributed Shares, unless such Transfer is made in compliance with this Agreement.

(d)                                 For purposes of this Agreement, to “Transfer” any securities of the Company shall mean (i) to sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) such securities, (ii) to tender such securities in any tender or exchange offer or (iii) enter into any contract, option, agreement or other arrangement or understanding with respect to any of the actions contemplated by the preceding clause (i) or (ii).  The term “sell,” “sale” or any derivatives thereof shall include (x) any sale, transfer or disposition of record or beneficial ownership, or both, and (y) any short sale with respect to Contributed Shares, entering into or acquiring an offsetting derivative contract with respect to Contributed Shares, entering into or acquiring a futures or forward contract to deliver Contributed Shares, any transfer of economic interests in the Contributed Shares, or entering into any transaction that has the same effect as any of the foregoing.

7.                                      Tax Treatment.  The parties hereto intend that the Exchange will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, and applicable state and local, income tax purposes.  The parties hereto shall not take any action that is inconsistent with the tax treatment set forth in this Section 7, and shall prepare and file all tax returns in a manner consistent with such treatment.

8.                                      Further Acts.  Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

9.                                      Entire Agreement.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.                               Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.                               Termination.  At any time prior to the Exchange Time, this Agreement may be terminated by mutual written agreement of the Company and each Stockholder or shall be terminated with immediate effect with no further action required by any party if the Merger Agreement is terminated in accordance with its terms.  In the event this Agreement is validly terminated pursuant to this Section 11, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, other than as otherwise provided in Section 8.02 of the Merger Agreement.

12.                               Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company and each Stockholder contained in this Agreement shall terminate at the Exchange Time, and only the covenants that by their terms survive the Exchange Time shall so survive the Exchange Time in accordance with their respective terms.

13.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to the Company, to:

Rouse Properties, Inc.
1114 Avenue of the Americas
Suite 2800

New York, NY 10036
Attention: Susan Elman, Executive Vice President & General Counsel

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Scott M. Freeman
Facsimile: 212-839-5599

(b)	if to any Stockholder, to:

Brookfield Property Group
Brookfield Place
250 Vesey Street, 14th Floor
New York, NY 10281
	Attention:	Brian Kingston, Senior Managing Partner
Murray Goldfarb, Managing Partner
	Email:	brian.kingston@brookfield.com
murray.goldfarb@brookfield.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
	Attention:	Michael J. Aiello
Matthew J. Gilroy
	Facsimile:	212-310-8007

14.                               Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

15.                               Third Party Beneficiaries.  This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

16.                               Incorporation by Reference.  The parties agree that Sections 9.08, 9.09, 9.10, 9.12 and 9.13 of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

17.                               Interpretive Matters.

(a)                                 Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Dollars.  Any reference in this Agreement to $ shall mean U.S. dollars.

Gender and Number.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings.  The division of this Agreement into Articles, Sections, Exhibits and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Section”, “Article” or “Exhibit” are to the corresponding Section or Article of this Agreement unless otherwise specified.

Including.  The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b)                                 The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, the parties hereto have executed this Series I Preferred Stock Exchange Agreement, in counterparts, as of the date first above written.

THE COMPANY:

ROUSE PROPERTIES, INC.

By:	/s/ Andrew Silberfein
Name:	Andrew Silberfein
Title:	President and Chief Executive Officer

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

STOCKHOLDERS:

BROOKFIELD RETAIL HOLDINGS VII LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

NEW BROOKFIELD RETAIL HOLDINGS R2 LLC

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

BROOKFIELD BPY RETAIL HOLDINGS II LLC

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

BROOKFIELD RETAIL HOLDINGS III SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

BROOKFIELD RETAIL HOLDINGS II SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-A SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-B SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-C SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

BROOKFIELD RETAIL HOLDINGS IV-D SUB II LLC

By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

EXHIBIT A

Stockholders

Stockholder	Contributed Shares	Exchange Shares
Brookfield Retail Holdings VII LLC	2,946,661	2,946,661
New Brookfield Retail Holdings R2 LLC	14,995,702	14,995,702
Brookfield BPY Retail Holdings II LLC	1,165,535	1,165,535
Brookfield Retail Holdings III Sub II LLC	11,539	11,539
Brookfield Retail Holdings II Sub II LLC	10,060	10,060
Brookfield Retail Holdings IV-A Sub II LLC	151,726	151,726
Brookfield Retail Holdings IV-B Sub II LLC	2,653	2,653
Brookfield Retail Holdings IV-C Sub II LLC	51,774	51,774
Brookfield Retail Holdings IV-D Sub II LLC	51,975	51,975

EXHIBIT B

Certificate of Designation

(see attached)